PRESS RELEASE

Contact:	Douglas L. Williams	Patrick T. Oakes
	Chief Executive Officer	Executive Vice President and CFO
	404-995-6051	404-995-6079
	doug.williams@atlcapbank.com	patrick.oakes@atlcapbank.com

ATLANTIC CAPITAL BANCSHARES, INC. REPORTS THIRD QUARTER 2016 RESULTS
Atlanta, GA - October 28, 2016 - Atlantic Capital Bancshares, Inc. (NASDAQ: ACBI) announced results of the quarter ended September 30, 2016.
Third Quarter Highlights

•	Net income of $3.7 million, or $0.15 per diluted share; operating net income of $4.1 million, or $0.16 per diluted share.

•	Total loans held for investment increased $66 million, or 3.4%, to $2.01 billion from June 30, 2016.

•	Total deposits increased $31 million, or 1.4%, to $2.19 billion from June 30, 2016.

•
Noninterest expense decreased $1.6 million, or 8.7%, to $17.3 million, compared to the second quarter of 2016. Operating noninterest expense decreased $0.7 million, or 4.1%, to $16.7 million compared the second quarter of 2016.

•	Nonperforming assets totaled 0.09% of total assets as of September 30, 2016.

•	Net charge-offs were 0.06% of average loans for the third quarter of 2016 and 0.13% for the nine months ended September 30, 2016.

“Atlantic Capital’s third quarter results reflect strong growth and profit improvement in our metropolitan Atlanta and specialized lending and corporate services businesses while our work to redirect and restructure our Tennessee based businesses continued. We also announced our intent to open a corporate banking office in Charlotte, North Carolina as part of our effort to build capacity for growth in revenue and improvement in profitability,” explained Douglas Williams, Chief Executive Officer.
Results of Operations
For the third quarter of 2016, Atlantic Capital recorded net income of $3.7 million, or $0.15 per diluted share, compared to net income of $5.1 million, or $0.20 per diluted share, in the second quarter of 2016. Operating net income totaled $4.1 million, or $0.16 per diluted share, for the third quarter of 2016, compared to $3.7 million, or $0.15 per diluted share, in the second quarter of 2016. Operating net income excludes merger related expenses and the net gain on sale of Eastern Tennessee branches.
Taxable equivalent net interest income improved to $19.5 million in the third quarter of 2016 from $19.3 million in the second quarter of 2016. Net accretion income on acquired loans totaled $576,000 and premium amortization on acquired time deposits totaled $170,000 in the third quarter of 2016 compared to $525,000 and $234,000, respectively, in the second quarter of 2016.
Taxable equivalent net interest margin was unchanged at 3.12% in the third quarter of 2016 from the second quarter of 2016. The accretion of acquired loan discount and amortization of time deposit premium contributed 12 basis points in the second and third quarters of 2016. The net interest margin excluding these purchase accounting adjustments was unchanged at 3.00% in the third quarter of 2016 from the second quarter of 2016.
The provision for loan losses was $463,000 in the third quarter of 2016 compared to $777,000 in the second quarter of 2016.
Total noninterest income totaled $4.0 million in the third quarter of 2016, a decrease of $4.9 million compared to the second quarter of 2016. The second quarter included a $3.6 million net gain on sale of branches. Excluding the gain on sale of branches, noninterest income decreased $1 million to $4.0 million from $5.0 million in the second quarter of 2016. This decrease was primarily due to lower gains on the sale of SBA and TriNet loans. The SBA division contributed $1.0 million in income in the third quarter of 2016 compared to $1.2 million in the second quarter of 2016. The TriNet lending division did not sell any loans in the third quarter compared to $761,000 of income on sales in the second quarter of 2016.
During the third quarter, Atlantic Capital made the decision to close the TriNet Lending division. Sales of additional TriNet loans are expected in the fourth quarter of 2016, resulting in additional fee income and a reduction in loan balances. A portion of the cost savings from closure of the TriNet division will be reinvested in our SBA lending division.
On December 17, 2015, Atlantic Capital announced that it had entered into agreements for the sale of seven legacy FSGBank branches in Eastern Tennessee. The sale of four of the branches closed on April 1, 2016 and the sale of the remaining three branches closed on May 13, 2016. The branch sales resulted in a net gain of $3.6 million in the second quarter of 2016 and included the sale of approximately $190 million in deposits, $35 million in loans and $9 million in other assets. The net gain included the write-off of $1.6 million in core deposit intangibles and $305,000 in expenses related to the sales.
Noninterest expense totaled $17.3 million in the third quarter of 2016, a decrease of $1.6 million compared to $18.9 million in the second quarter of 2016. Merger related expenses accounted for $631,000 of the decrease and totaled $579,000 in the third quarter of 2016, compared to $1.2 million in the second quarter. Operating noninterest expense, which excludes merger related expenses and the other noninterest expenses associated with the branch sales, decreased by $711,000 to $16.7 million. Salaries and benefits decreased $361,000 due to lower incentive expense and the remaining benefit from the second quarter branch sales. Professional fees decreased $318,000 in the third quarter as a result of lower legal fees. Amortization of intangibles decreased $148,000 largely from the decrease in core deposit intangibles from the second quarter branch sale.
Loans held for investment were $2.01 billion at September 30, 2016, an increase of $66 million, or 3.4%, from June 30, 2016. The third quarter included the net transfer of $17 million in TriNet loans from loans held for investment to loans held for sale. Excluding the transfer of TriNet loans, loans held for investment increased $83 million from June 30, 2016.
At September 30, 2016, the allowance for loan losses was $18.5 million, or 0.92% of loans held for investment, compared to $18.4 million, or 0.95% of loans held for investment as June 30, 2016. Annualized net charge-offs in the third quarter of 2016 totaled 0.06% of average loans and 0.13% for the nine months ended September 30, 2016. Nonperforming assets totaled $2.5 million, or 0.09% of total assets, as of September 30, 2016, compared to $1.9 million, or 0.07% of total assets, as of June 30, 2016.
Total deposits as of September 30, 2016 were $2.19 billion, an increase of $31 million, or 1.4%, from June 30, 2016. Brokered deposits were $194 million at September 30, 2016, a decrease of $18 million from June 30, 2016. Deposits associated with our payments business were $212 million at September 30, 2016, a decrease of $83 million in the third quarter, due to the normal volatility.

Earnings Conference Call
The Company will host a conference call at 10:00 a.m. EST on Friday, October 28, 2016, to discuss the financial results for the quarter ended September 30, 2016. Individuals wishing to participate in the conference call may do so by dialing 844.868.8848 from the United States and entering Conference ID 89772886. The call will also be available live via webcast on the Investor Relations page of the Company's website, www.atlanticcapitalbank.com.
Non-GAAP Financial Measures
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Atlantic Capital management uses non-GAAP financial measures, including: (i) interest income - taxable equivalent; (ii) net interest income - taxable equivalent; (iii) operating provision for loan losses; (iv) operating noninterest income; (v) operating noninterest expense; (vi) operating income before income taxes; (vii) operating income tax expense; (viii) operating net income; (ix) diluted earnings per share - operating; (x) tangible common equity; (xi) tangible book value; (xii) return on average assets - operating; (xiii) return on average equity - operating; (xiv) efficiency ratio; (xv) total tangible assets; and (xvi) deposits excluding deposits to be assumed in branch sales, in its analysis of the Company's performance. Operating net income excludes the following from net income available to common shareholders: merger and conversion costs, net gains on branch sales, provision for loan losses for the acquired FSG portfolio, and the income tax effect of adjustments. Operating non-interest expense excludes merger and conversion costs from non-interest expense as well as costs related to the sale of branches. The efficiency ratio excludes merger and conversion costs. Operating provision for loan losses excludes the provision related to loans acquired from FSG. Tangible common equity excludes goodwill and other intangible assets from shareholders' equity.
Management believes that non-GAAP financial measures provide a greater understanding of ongoing performance and operations, and enhance comparability with prior periods. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Atlantic Capital’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” or words or phases of similar meaning. Forward-looking statements may include, among other things, statements about Atlantic Capital’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings. The forward-looking statements are based largely on Atlantic Capital’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Atlantic Capital’s control. Atlantic Capital undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Atlantic Capital’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2016 and June 30, 2016. Please refer to the SEC’s website at www.sec.gov where you can review those documents.

About Atlantic Capital Bancshares
Atlantic Capital Bancshares, Inc., with assets of $2.8 billion, is a publicly-traded bank holding company headquartered in Atlanta, Georgia with corporate offices in Chattanooga and Knoxville, Tennessee. Atlantic Capital Bank, (the “Bank”) operates under the “Atlantic Capital” brand in Atlanta and “FSGBank” brand in east Tennessee and northwest Georgia. The Bank provides lending, treasury management and capital markets services to small and mid-sized businesses and mortgage, trust and other banking services to private and individual clients.

ATLANTIC CAPITAL BANCSHARES, INC.
Selected Financial Information

		2016		2015		For the nine months ended September 30,
(in thousands, except share and per share data; taxable equivalent)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	2016	2015
INCOME SUMMARY
Interest income (1)	$22,428	$22,190	$21,553	$18,270	$10,345	$66,171	$30,760
Interest expense	2,941	2,907	2,632	2,292	840	8,480	2,631
Net interest income	19,487	19,283	18,921	15,978	9,505	57,691	28,129
Operating provision for loan losses (2)	463	777	368	859	(137)	1,608	412
Net interest income after provision for loan losses	19,024	18,506	18,553	15,119	9,642	56,083	27,717
Operating noninterest income	4,002	4,995	4,420	3,460	1,729	13,417	5,939
Operating noninterest expense (3)	16,717	17,428	17,517	16,067	6,953	51,662	20,712
Operating income before income taxes	6,309	6,073	5,456	2,512	4,418	17,838	12,944
Operating income tax expense	2,245	2,381	2,065	2,117	1,749	6,691	4,880
Operating net income (2)(3)	4,064	3,692	3,391	395	2,669	11,147	8,064
Provision for acquired non PCI FSG loans	—	—	—	4,153	—	—	—
Merger related expenses, net of income tax	356	743	460	4,403	443	1,559	1,222
Net gain on sale of branches, net of income tax	—	2,198	—	—	—	2,198	—
Net income (loss) - GAAP	$3,708	$5,147	$2,931	$(8,161)	$2,226	$11,786	$6,842

PER SHARE DATA
Diluted earnings (loss) per share - GAAP	$0.15	$0.20	$0.12	$(0.40)	$0.16	$0.47	$0.49
Diluted earnings per share - operating (2)(3)	0.16	0.15	0.14	0.02	0.19	0.44	0.58
Book value per share	12.36	12.29	11.99	11.79	11.05	12.36	11.05
Tangible book value per share (4)	11.16	11.01	10.61	10.35	10.95	11.16	10.95

PERFORMANCE MEASURES
Return on average equity - GAAP	4.84%	6.88%	4.02%	(13.22)%	6.08%	5.25%	6.30%
Return on average equity - operating (2)(3)	5.30	4.94	4.65	0.64	7.29	4.97	7.42
Return on average assets - GAAP	0.55	0.76	0.45	(1.45)	0.66	0.58	0.67
Return on average assets operating (2)(3)	0.60	0.54	0.52	0.07	0.79	0.55	0.79
Taxable equivalent net interest margin	3.12	3.12	3.26	3.13	2.93	3.11	2.91
Efficiency ratio	71.57	72.00	75.22	82.79	61.95	72.92	60.86

CAPITAL
Average equity to average assets	11.28%	11.01%	11.13%	10.98%	10.85%	11.06%	10.85%
Tangible common equity to tangible assets	10.19	9.81	9.69	9.71	10.76	10.19	10.76
Tier 1 capital ratio	9.7 (6)	9.9	9.5	9.8	11.0	9.7 (6)	11.0
Total risk based capital ratio	12.5 (6)	12.8	12.4	12.9	15.5	12.5 (6)	15.5
Number of common shares outstanding - basic	24,950,099	24,750,163	24,569,823	24,425,546	13,562,125	24,950,099	13,562,125
Number of common shares outstanding - diluted	25,342,883	25,267,803	25,077,520	25,059,823	13,904,395	25,342,883	13,904,395

ASSET QUALITY
Allowance for loan losses to loans held for investment	0.92%	0.95%	0.93%	1.06%	1.13%	0.92%	1.13%
Net charge-offs to average loans (5)	0.06	—	0.35	0.15	(0.01)	0.13	—
NPAs to total assets	0.09	0.07	0.08	0.40	—	0.09	—

(1)Interest income has been increased to reflect comparable interest on taxable securities. The rate used was 35%, reflecting the statutory federal income tax rate. (2)Excludes provision for acquired non PCI FSG loans. (3)Excludes merger related expenses. (4)Excludes effect of servicing asset and acquisition related intangibles. (5)Annualized. (6)Amounts are estimates as of 9/30/16.

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Balance Sheets (unaudited)

	September 30,	June 30,	December 31,	September 30,
(in thousands, except share data)	2016	2016	2015	2015
ASSETS
Cash and due from banks	$44,563	$40,309	$45,848	$45,971
Interest-bearing deposits in banks	75,750	239,387	130,900	90,695
Other short-term investments	23,159	20,548	26,137	24,135
Cash and cash equivalents	143,472	300,244	202,885	160,801
Investment securities available-for-sale	348,484	328,370	346,221	127,168
Other investments	26,370	22,575	8,034	3,011
Loans held for sale	46,600	29,061	95,465	—
Loans held for investment	2,008,102	1,942,137	1,790,669	1,046,437
Less: allowance for loan losses	(18,534)	(18,377)	(18,905)	(11,862)
Loans, net	1,989,568	1,923,760	1,771,764	1,034,575
Branch premises held for sale	5,201	—	7,200	—
Premises and equipment, net	15,213	21,770	23,145	3,138
Bank owned life insurance	61,766	61,378	60,608	30,479
Goodwill and intangible assets, net	30,071	31,674	35,232	1,259
Other real estate owned	1,727	951	1,982	27
Other assets	92,772	88,039	86,244	21,240
Total assets	$2,761,244	$2,807,822	$2,638,780	$1,381,698

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$557,783	$592,043	$544,561	$328,065
Interest-bearing checking	260,531	231,091	232,868	135,350
Savings	29,658	30,839	28,922	321
Money market	974,072	913,094	875,441	550,879
Time	172,348	178,615	183,206	15,434
Brokered deposits	194,464	212,623	183,810	98,559
Deposits to be assumed in branch sale	—	—	213,410	—
Total deposits	2,188,856	2,158,305	2,262,218	1,128,608
Federal funds purchased and securities sold under agreements to repurchase	—	14,047	11,931	43,000
Federal Home Loan Bank borrowings	170,000	240,000	—	—
Long-term debt	49,324	49,281	49,197	49,226
Other liabilities	44,601	42,123	27,442	11,055
Total liabilities	2,452,781	2,503,756	2,350,788	1,231,889

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2016, June 30, 2016, December 31, 2015, and September 30, 2015	—	—	—	—
Common stock, no par value; 100,000,000 shares authorized; 24,950,099, 24,750,163, 24,425,546, and 13,562,125 shares issued and outstanding as of September 30, 2016, June 30, 2016, December 31, 2015, and September 30, 2015, respectively	290,835	289,353	286,367	136,941
Retained earnings	14,927	11,219	3,141	11,302
Accumulated other comprehensive income (loss)	2,701	3,494	(1,516)	1,566
Total shareholders’ equity	308,463	304,066	287,992	149,809
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,761,244	$2,807,822	$2,638,780	$1,381,698

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Statements of Income (unaudited)

(in thousands, except share and per share data)	Three months ended					Nine months ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	September 30, 2016	September 30, 2015
INTEREST INCOME
Loans, including fees	$20,511	$20,282	$19,625	$16,688	$9,423	$60,418	$27,874
Investment securities available-for-sale	1,293	1,327	1,601	1,224	664	4,221	2,077
Interest and dividends on other interest‑earning assets	491	507	273	328	247	1,271	776
Total interest income	22,295	22,116	21,499	18,240	10,334	65,910	30,727

INTEREST EXPENSE
Interest on deposits	1,956	1,841	1,673	1,355	751	5,470	2,262
Interest on Federal Home Loan Bank advances	133	147	44	7	52	324	283
Interest on federal funds purchased and securities sold under agreements to repurchase	37	87	67	10	20	191	69
Interest on long-term debt	815	832	810	841	17	2,457	17
Other	—	—	38	79	—	38	—
Total interest expense	2,941	2,907	2,632	2,292	840	8,480	2,631

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	19,354	19,209	18,867	15,948	9,494	57,430	28,096
Provision for loan losses	463	777	368	7,623	(137)	1,608	412
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	18,891	18,432	18,499	8,325	9,631	55,822	27,684

NONINTEREST INCOME
Service charges	1,270	1,392	1,498	1,265	521	4,160	1,348
Gains on sale of securities available-for-sale	—	11	33	—	10	44	10
Gains on sale of other assets	71	31	48	103	—	150	—
Mortgage income	632	447	339	163	—	1,418	—
Trust income	361	386	314	192	—	1,061	—
Derivatives income	69	98	65	89	67	232	215
Bank owned life insurance	424	398	393	365	227	1,215	1,794
SBA lending activities	959	1,204	880	904	745	3,043	2,006
TriNet gains on sale	—	761	383	—	—	1,144	—
Gains on sale of branches	—	3,885	—	—	—	3,885	—
Other noninterest income	216	267	467	379	159	950	566
Total noninterest income	4,002	8,880	4,420	3,460	1,729	17,302	5,939

NONINTEREST EXPENSE
Salaries and employee benefits	10,059	10,420	10,555	9,661	4,859	31,034	14,437
Occupancy	1,235	1,274	1,100	907	419	3,609	1,263
Equipment and software	862	724	686	608	243	2,272	687
Professional services	442	760	748	1,020	208	1,950	613
Postage, printing and supplies	61	159	169	115	21	389	63
Communications and data processing	617	694	916	555	313	2,227	986
Marketing and business development	269	317	267	197	90	853	213
FDIC premiums	415	493	398	273	161	1,306	516
Merger and conversion costs	579	1,210	749	7,172	718	2,538	1,982
Amortization of intangibles	520	668	762	526	—	1,950	—
Other noninterest expense	2,237	2,224	1,916	2,205	639	6,377	1,934
Total noninterest expense	17,296	18,943	18,266	23,239	7,671	54,505	22,694

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	5,597	8,369	4,653	(11,454)	3,689	18,619	10,929
Provision for income taxes	1,889	3,222	1,722	(3,293)	1,463	6,833	4,087
NET INCOME (LOSS)	$3,708	$5,147	$2,931	$(8,161)	$2,226	$11,786	$6,842

Net income (loss) per common share‑basic	$0.15	$0.21	$0.12	$(0.40)	$0.16	$0.48	$0.51
Net income (loss) per common share‑diluted	$0.15	$0.20	$0.12	$(0.40)	$0.16	$0.47	$0.49

Weighted average shares - basic	24,891,822	24,644,755	24,485,900	20,494,895	13,562,125	24,674,953	13,527,195
Weighted average shares - diluted	25,260,280	25,158,694	24,993,597	21,004,577	13,904,395	25,106,250	13,866,312

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Three months ended
	September 30, 2016			June 30, 2016
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/Expense	Tax Equivalent Yield/Rate

Assets
Interest bearing deposits in other banks	$109,883	$158	0.57%	$84,734	$131	0.62%
Other short-term investments	18,741	60	1.27	27,777	100	1.45
Investment securities:
Taxable investment securities	283,303	1,033	1.45	329,237	1,183	1.45
Non-taxable investment securities(1)	52,577	393	2.97	29,202	218	3.00
Total investment securities	335,880	1,426	1.69	358,439	1,401	1.57
Total loans	2,003,180	20,511	4.07	2,000,685	20,281	4.08
FHLB and FRB stock	17,192	273	6.32	14,642	277	7.61
Total interest-earning assets	2,484,876	22,428	3.59	2,486,277	22,190	3.59
Non-earning assets	233,120			231,833
Total assets	$2,717,996			$2,718,110
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,236,828	1,338	0.43	1,173,093	1,256	0.43
Time deposits	175,135	241	0.55	203,679	189	0.37
Brokered deposits	196,598	377	0.76	220,098	395	0.72
Total interest-bearing deposits	1,608,561	1,956	0.48	1,596,870	1,840	0.46
Total borrowings	157,957	170	0.43	204,231	235	0.46
Long-term debt	49,296	815	6.58	49,254	832	6.79
Total interest-bearing liabilities	1,815,814	2,941	0.64	1,850,355	2,907	0.63
Demand deposits	555,008			538,422
Other liabilities	40,532			30,163
Shareholders' equity	306,642			299,170
Total liabilities and shareholders' equity	$2,717,996			$2,718,110
Net interest spread			2.95%			2.96%
Net interest income and net interest margin(2)		$19,487	3.12%		$19,283	3.12%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 35%, reflecting the statutory federal income tax rate.
(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

	Three months ended
	September 30, 2016		June 30, 2016
(dollars in thousands; taxable equivalent)	Amount	Yield	Amount	Yield

Reported interest income on loans	$20,511	4.07%	$20,281	4.08%
Less: accretion of loan acquisition discounts	(576)		(525)
Core interest income on loans	$19,935	3.96%	$19,756	3.97%

	Amount	Net Interest Margin	Amount	Net Interest Margin

Net interest income / net interest margin	$19,487	3.12%	$19,283	3.12%
Less:
Accretion of loan acquisition discounts	(576)		(525)
Accretion of time deposit premium	(170)		(234)
Net interest income / net interest margin excluding purchase accounting	$18,741	3.00%	$18,524	3.00%

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Nine months ended
	September 30, 2016			September 30, 2015
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/Expense	Tax Equivalent Yield/Rate

Assets
Interest bearing deposits in other banks	$100,279	$481	0.64%	$46,376	$87	0.25%
Other short-term investments	24,120	244	1.35	54,843	547	1.33
Investment securities:
Taxable investment securities	337,263	3,714	1.47	133,641	2,016	2.02
Non-taxable investment securities(1)	34,945	768	2.94	2,320	94	5.42
Total investment securities	372,208	4,482	1.61	135,961	2,110	2.07
Total loans	1,965,092	60,418	4.11	1,051,878	27,874	3.54
FHLB and FRB stock	13,825	546	5.28	4,599	142	4.13
Total interest-earning assets	2,475,524	66,171	3.57	1,293,657	30,760	3.18
Non-earning assets	229,146			65,402
Total assets	$2,704,670			$1,359,059
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,182,520	3,646	0.41	655,641	1,890	0.39
Time deposits	221,937	654	0.39	16,094	46	0.38
Brokered deposits	210,803	1,170	0.74	120,676	326	0.36
Total interest-bearing deposits	1,615,260	5,470	0.45	792,411	2,262	0.38
Total borrowings	156,148	553	0.47	104,861	369	0.47
Total long-term debt	49,254	2,457	6.66	—	—	—
Total interest-bearing liabilities	1,820,662	8,480	0.62	897,272	2,631	0.39
Demand deposits	549,217			307,991
Other liabilities	35,743			8,980
Shareholders' equity	299,048			144,816
Total liabilities and shareholders' equity	$2,704,670			$1,359,059
Net interest spread			2.95%			2.79%
Net interest income and net interest margin(2)		$57,691	3.11%		$28,129	2.91%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 35%, reflecting the statutory federal income tax rate.
(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

	Six months ended
	September 30, 2016		September 30, 2015
(dollars in thousands; taxable equivalent)	Amount	Yield	Amount	Yield

Reported interest income on loans	$60,418	4.11%	$27,874	3.54%
Less: accretion of loan acquisition discounts	(1,987)		—
Core interest income on loans	$58,431	3.97%	$27,874	3.54%

	Amount	Net Interest Margin	Amount	Net Interest Margin

Net interest income / net interest margin	$57,691	3.11%	$28,129	2.91%
Less:
Accretion of loan acquisition discounts	(1,987)		—
Accretion of time deposit premium	(712)		—
Net interest income / net interest margin excluding purchase accounting	$54,992	2.97%	$28,129	2.91%

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Loans

	2016			2015		Linked Quarter Change	Year Over Year Change
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

Loans held for sale
Loans held for sale	$46,600	$29,061	$61,003	$59,995	$—	$17,539	$46,600
Branch loans held for sale	—	—	34,288	35,470	—	—	—
Total loans held for sale	$46,600	$29,061	$95,291	$95,465	$—	$17,539	$46,600

Loans held for investment
Commercial loans:
Commercial and industrial	$533,632	$508,516	$499,634	$467,083	$366,830	$25,116	$166,802
Commercial real estate:
Multifamily	74,881	79,144	81,331	78,778	55,352	(4,263)	19,529
Owner occupied	337,277	351,419	333,172	320,656	165,210	(14,142)	172,067
Investment	451,125	431,633	429,094	446,979	219,664	19,492	231,461
Construction and land:
1-4 family residential construction	11,273	9,611	8,540	6,609	—	1,662	11,273
Other construction, development, and land	202,063	199,536	174,899	159,749	106,934	2,527	95,129
Mortgage warehouse loans	171,251	126,108	123,875	84,350	89,816	45,143	81,435
Total commercial loans	1,781,502	1,705,967	1,650,545	1,564,204	1,003,806	75,535	777,696

Residential:
Residential mortgages	100,046	103,313	106,433	110,381	726	(3,267)	99,320
Home equity	78,952	80,321	83,094	80,738	27,186	(1,369)	51,766
Total residential loans	178,998	183,634	189,527	191,119	27,912	(4,636)	151,086

Consumer	30,453	29,788	30,905	30,451	18,741	665	11,712
Other	20,736	28,168	20,925	6,901	—	(7,432)	20,736
	2,011,689	1,947,557	1,891,902	1,792,675	1,050,459	64,132	961,230
Less net deferred fees and other unearned income	(3,587)	(5,420)	(5,139)	(2,006)	(4,022)	1,833	435
Total loans held for investment	$2,008,102	$1,942,137	$1,886,763	$1,790,669	$1,046,437	$65,965	$961,665

ATLANTIC CAPITAL BANCSHARES, INC.
Allowance for Loan Losses Activity and Credit Quality

	2016			2015
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

Balance at beginning of period	$18,377	$17,608	$18,905	$11,862	$11,985
Provision for loan losses	463	777	368	7,623	(137)
Loans charged-off:
Commercial and industrial	(61)	(5)	(1,465)	—	—
Commercial real estate	(226)	—	(140)	(500)	—
Residential mortgages	—	(2)	—	—	—
Home equity	(9)	(23)	—	—	—
Consumer	(60)	(38)	(146)	(128)	—
Other	(5)	—	—	—	—
Total loans charged-off	(361)	(68)	(1,751)	(628)	—
Recoveries on loans previously charged‑off:
Construction and land	12	—	—	—	—
Commercial and industrial	2	—	15	—	14
Commercial real estate	20	—	2	—	—
Residential mortgages	5	—	—	—	—
Home equity	2	—	—	—	—
Consumer	12	60	69	48	—
Other	2	—	—	—	—
Total recoveries	55	60	86	48	14
Net charge-offs	(306)	(8)	(1,665)	(580)	14
Balance at period end	$18,534	$18,377	$17,608	$18,905	$11,862

Loans held for investment
PCI Loans	$17,237	$19,733	$22,893	$24,349	$—
Non-PCI Loans	1,990,865	1,922,404	1,863,870	1,766,320	1,046,437
	$2,008,102	$1,942,137	$1,886,763	$1,790,669	$1,046,437

Non-performing loans - PCI	$2,348	$1,082	$911	$1,422	$—

Non-performing loans - Non-PCI	$792	$922	$566	$8,549	$—
Foreclosed properties (OREO)	1,727	951	1,760	1,982	27
Total nonperforming assets	$2,519	$1,873	$2,326	$10,531	$27

Allowance for loan losses to loans	0.92%	0.95%	0.93%	1.06%	1.13%
Net charge-offs to average loans (1)	0.06	—	0.35	0.15	(0.01)
Nonperforming loans as a percentage of total loans(2)	0.04	0.05	0.02	0.45	—
Nonperforming assets as a percentage of total assets(2)	0.09	0.07	0.08	0.40	—

(1)Annualized (2)Excludes non-performing PCI loans

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Deposits

	2016			2015		Linked Quarter Change	Year Over Year Change
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

DDA	$557,783	$592,043	$560,363	$544,561	$328,065	$(34,260)	$229,718
NOW	260,531	231,091	215,176	232,868	135,350	29,440	125,181
Savings	29,658	30,839	29,788	28,922	321	(1,181)	29,337
Money Market	974,072	913,094	862,120	875,441	550,879	60,978	423,193
Time	172,348	178,615	187,750	183,206	15,434	(6,267)	156,914
Brokered	194,464	212,623	229,408	183,810	98,559	(18,159)	95,905
Deposits to be assumed in branch sale	—	—	197,857	213,410	—	—	—
Total Deposits	$2,188,856	$2,158,305	$2,282,462	$2,262,218	$1,128,608	$30,551	$1,060,248

Payments Clients	$212,049	$295,440	$300,348	$261,102	$170,554	$(83,391)	$41,495

Average Deposits(1)

	2016			2015		Linked Quarter Change	Year Over Year Change
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

DDA	$555,008	$538,422	$554,547	$486,860	$325,474	$16,586	$229,534
NOW	282,701	272,556	302,376	254,821	154,776	10,145	127,925
Savings	30,692	35,090	45,571	30,024	425	(4,398)	30,267
Money Market	923,435	865,447	769,369	730,582	506,064	57,988	417,371
Time	175,135	203,679	267,330	184,257	15,756	(28,544)	159,379
Brokered	196,598	220,098	216,490	199,748	98,939	(23,500)	97,659
Total Deposits	$2,163,569	$2,135,292	$2,155,683	$1,886,292	$1,101,434	$28,277	$1,062,135

Payments Clients	$184,895	$176,474	$155,860	$198,539	$140,346	$8,421	$44,549

Noninterest bearing deposits as a percentage of average deposits	25.7%	25.2%	25.7%	25.8%	29.6%
Cost of deposits	0.36%	0.35%	0.31%	0.28%	0.27%

(1) Includes average balances of deposits to be assumed in branch sale.

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance Measures Reconciliation

(in thousands, except share and per share data)	2016			2015		For the nine months ended September 30,
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	2016	2015

Interest income reconciliation
Interest income - GAAP	$22,295	$22,116	$21,499	$18,240	$10,334	$65,910	$30,727
Taxable equivalent adjustment	133	74	54	30	11	261	33
Interest income - taxable equivalent	$22,428	$22,190	$21,553	$18,270	$10,345	$66,171	$30,760

Net interest income reconciliation
Net interest income - GAAP	$19,354	$19,209	$18,867	$15,948	$9,494	$57,430	$28,096
Taxable equivalent adjustment	133	74	54	30	11	261	33
Net interest income - taxable equivalent	$19,487	$19,283	$18,921	$15,978	$9,505	$57,691	$28,129

Operating provision for loan losses reconciliation
Provision for loan losses - GAAP	$463	$777	$368	$7,623	$(137)	$1,608	$412
Provision for acquired non PCI FSG loans	—	—	—	(6,764)	—	—	—
Operating provision for loan losses	$463	$777	$368	$859	$(137)	$1,608	$412

Operating noninterest income reconciliation
Noninterest income - GAAP	$4,002	$8,880	$4,420	$3,460	$1,729	$17,302	$5,939
Gain on sale of branches	—	(3,885)	—	—	—	(3,885)	—
Operating noninterest income	$4,002	$4,995	$4,420	$3,460	$1,729	$13,417	$5,939

Operating noninterest expense reconciliation
Noninterest expense - GAAP	$17,296	$18,943	$18,266	$23,239	$7,671	$54,505	$22,694
Merger-related expenses	(579)	(1,210)	(749)	(7,172)	(718)	(2,538)	(1,982)
Divestiture expenses	—	(305)	—	—	—	(305)	—
Operating noninterest expense	$16,717	$17,428	$17,517	$16,067	$6,953	$51,662	$20,712

Operating income before income taxes reconciliation
Income (loss) before income taxes - GAAP	$5,597	$8,369	$4,653	$(11,454)	$3,689	$18,619	$10,929
Taxable equivalent adjustment	133	74	54	30	11	261	33
Merger-related expenses	579	1,210	749	7,172	718	2,538	1,982
Divestiture expenses	—	305	—	—	—	305	—
Gain on sale of branches	—	(3,885)	—	—	—	(3,885)	—
Provision for acquired non PCI FSG loans	—	—	—	6,764	—	—	—
Operating income before income taxes	$6,309	$6,073	$5,456	$2,512	$4,418	$17,838	$12,944

Income tax reconciliation
Income tax expense - GAAP	$1,889	$3,222	$1,722	$(3,293)	$1,463	6,833	4,087
Taxable equivalent adjustment	133	74	54	30	11	261	33
Merger related expenses, tax benefit	223	467	289	2,769	275	979	760
Divestiture expenses, tax benefit	—	118	—	—	—	118	—

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance Measures Reconciliation

(in thousands, except share and per share data)	2016			2015		For the nine months ended September 30,
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	2016	2015

Gain on sale of branches, tax expense	—	(1,500)	—	—	—	(1,500)	—
Provision for acquired non PCI FSG loans, tax benefit	—	—	—	2,611	—	—	—
Operating income tax expense	$2,245	$2,381	$2,065	$2,117	$1,749	$6,691	$4,880

Net income reconciliation
Net income - GAAP	$3,708	$5,147	$2,931	$(8,161)	$2,226	11,786	$6,842
Merger related expenses, net of income tax	356	743	460	4,403	443	1,559	1,222
Divestiture expenses, net of income tax	—	187	—	—	—	187	—
Gain on sale of branches, net of income tax	—	(2,385)	—	—	—	(2,385)	—
Provision for acquired non PCI FSG loans, net of income tax	—	—	—	4,153	—	—	—
Operating net income	$4,064	$3,692	$3,391	$395	$2,669	$11,147	$8,064

Diluted earnings per share reconciliation
Diluted earnings per share - GAAP	$0.15	$0.20	$0.12	$(0.40)	$0.16	$0.47	$0.49
Merger related expenses	0.01	0.03	0.02	0.42	0.03	0.07	0.09
Net gain on sale of branches	—	(0.08)	—	—	—	(0.10)	—
Diluted earnings per share - operating	$0.16	$0.15	$0.14	$0.02	$0.19	$0.44	$0.58

Book value per common share reconciliation
Total shareholders’ equity	$308,463	$304,066	$294,652	$287,992	$149,809	$308,463	$149,809
Intangible assets	(30,071)	(31,674)	(33,914)	(35,232)	(1,259)	(30,071)	(1,259)
Total tangible common equity	$278,392	$272,392	$260,738	$252,760	$148,550	$278,392	$148,550
Common shares outstanding	24,950,099	24,750,163	24,569,823	24,425,546	13,562,125	24,950,099	13,562,125
Book value per common share - GAAP	12.36	12.29	11.99	11.79	11.05	12.36	11.05
Tangible book value	11.16	11.01	10.61	10.35	10.95	11.16	10.95

Return on average equity reconciliation
Net income - GAAP	$3,708	$5,147	$2,931	$(8,161)	$2,226	$11,786	$6,842
Merger related expenses, net of income tax	356	743	460	4,403	443	1,559	1,222
Divestiture expenses, net of income tax	—	187	—	—	—	187	—
Gain on sale of branches, net of income tax	—	(2,385)	—	—	—	(2,385)	—
Provision for acquired FSG loans, net of income tax	—	—	—	4,153	—	—	—
Operating net income	$4,064	$3,692	$3,391	$395	$2,669	$11,147	$8,064
Average shareholders' equity	306,642	299,170	291,806	246,842	146,430	299,048	144,816
Return on average equity - GAAP	4.84%	6.88%	4.02%	(13.22)%	6.08%	5.25%	6.30%
Return on average equity - operating	5.30	4.94	4.65	0.64	7.29	4.97	7.42

Return on average assets reconciliation
Net income - GAAP	$3,708	$5,147	$2,931	$(8,161)	$2,226	$11,786	$6,842
Merger related expenses, net of income tax	356	743	460	4,403	443	1,559	1,222
Divestiture expenses, net of income tax	—	187	—	—	—	187	—
Gain on sale of branches, net of income tax	—	(2,385)	—	—	—	(2,385)	—
Provision for acquired FSG loans, net of income tax	—	—	—	4,153	—	—	—
Operating net income	$4,064	$3,692	$3,391	$395	$2,669	$11,147	$8,064
Average assets	2,717,996	2,718,110	2,620,750	2,248,614	1,349,997	2,704,670	1,359,059
Return on average assets - GAAP	0.55%	0.76%	0.45%	(1.45)%	0.66%	0.58%	0.67%

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance Measures Reconciliation

(in thousands, except share and per share data)	2016			2015		For the nine months ended September 30,
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	2016	2015

Return on average assets - operating	0.60	0.54	0.52	0.07	0.79	0.55	0.79

Efficiency ratio reconciliation
Noninterest income - GAAP	$4,002	$8,880	$4,420	$3,460	$1,729	$17,302	$5,939
Gain on sale of branches	—	(3,885)	—	—	—	(3,885)	—
Operating noninterest income	$4,002	$4,995	$4,420	$3,460	$1,729	$13,417	$5,939
Noninterest expense - GAAP	$17,296	$18,943	$18,266	$23,239	$7,671	$54,505	$22,694
Merger-related expenses	(579)	(1,210)	(749)	(7,172)	(718)	(2,538)	(1,982)
Divestiture expenses	—	(305)	—	—	—	(305)	—
Operating noninterest expense	$16,717	$17,428	$17,517	$16,067	$6,953	$51,662	$20,712
Net interest income	19,354	19,209	18,867	15,948	9,494	57,430	28,096
Efficiency ratio	71.57%	72.00%	75.22%	82.79%	61.95%	72.92%	60.86%

Tangible equity to tangible assets reconciliation
Total shareholders’ equity	$308,463	$304,066	$294,652	$287,992	$149,809	$308,463	$149,809
Intangible assets	(30,071)	(31,674)	(33,914)	(35,232)	(1,259)	(30,071)	(1,259)
Total tangible common equity	$278,392	$272,392	$260,738	$252,760	$148,550	$278,392	$148,550

Total assets	$2,761,244	$2,807,822	$2,724,669	$2,638,780	$1,381,698	$2,761,244	$1,381,698
Intangible assets	(30,071)	(31,674)	(33,914)	(35,232)	(1,259)	(30,071)	(1,259)
Total tangible assets	$2,731,173	$2,776,148	$2,690,755	$2,603,548	$1,380,439	$2,731,173	$1,380,439
Tangible common equity to tangible assets	10.19%	9.81%	9.69%	9.71%	10.76%	10.19%	10.76%

Deposits excluding deposits to be assumed in branch sales
Total deposits	$2,188,856	$2,158,305	$2,282,462	$2,262,218	$1,128,608	$2,188,856	$1,128,608
Deposits to be assumed in branch sales	—	—	197,857	213,410	—	—	—
Deposits excluding deposits to be assumed in branch sales	$2,188,856	$2,158,305	$2,084,605	$2,048,808	$1,128,608	$2,188,856	$1,128,608